Exhibit 5.1

Ronald F. Shuff, Esq.
5215 N. O’Connor Blvd.
Suite 2300
Irving, Texas 75039
November 20, 2009
Flowserve Corporation
5215 N. O’Connor Blvd.
Suite 2300
Irving, Texas 75039
Ladies and Gentlemen:
     As Senior Vice President, Secretary and General Counsel of Flowserve Corporation, a New York corporation (the “Company”), I have acted as counsel in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933 (the “Securities Act”) relating to the Company’s offer and sale of 2,900,000 shares of the Company’s common stock, par value $1.25 per share (the “Shares”), issuable under the Flowserve Corporation Equity and Incentive Compensation Plan (the “Plan”).
     I am familiar with the Plan and all corporate action taken with respect to the Plan and the Shares to be issued thereunder, and, in furnishing this opinion, I have examined such corporate documents and made such investigation of matters of fact and law as I have deemed necessary to render this opinion. This opinion is limited solely to matters governed by the laws of the United States of America and the Business Corporation Law of the State of New York, and I express no opinion with respect to any other laws. Insofar as this opinion relates to common stock to be issued in the future, I have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as those in effect on the date hereof.
     Based upon the foregoing and subject to the limitations set forth herein, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan and instruments executed pursuant to the Plan that govern the awards to which the Shares relate, will be validly issued, fully paid and non-assessable.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Ronald F. Shuff
Ronald F. Shuff, Esq.
Senior Vice President, Secretary and General Counsel